HOME PORT BANCORP, INC.

Dear Stockholder:

      We cordially invite you to attend the Annual Meeting of the Stockholders of Home Port Bancorp, Inc. (the "Corporation") to be held at the Harbor House, South Beach Street, Nantucket, Massachusetts, on Monday, May 17, 1999, at 10:00 a.m.

      The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation as well as representatives of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions stockholders may have.

      ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting. Your vote is important, regardless of the number of shares you own.



                                                           Sincerely,


                                                        By /s/ Karl L. Meyer
                                                           ---------------------
                                                           Karl L. Meyer
                                                           Chairman of the Board




          104 PLEASANT ST., P.O. BOX 988 NANTUCKET, MASSACHUSETTS 02554
                                 (508) 228-0580

                            HOME PORT BANCORP, INC.
                              104 PLEASANT STREET
                         NANTUCKET, MASSACHUSETTS 02554
                                 (508) 228-0580

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 1999

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Home Port Bancorp, Inc. (the "Corporation") will be held at the Harbor House, South Beach Street, Nantucket, Massachusetts on Monday, May 17, 1999, at 10:00 a.m. (the "Meeting") to consider and act upon the following matters:

      1.    To elect two (2) Directors;

      2. To ratify the action of the Directors in selecting KPMG Peat Marwick LLP as auditors for the Corporation for the fiscal year 1999;

      3. To approve and adopt the Corporation's Directors Restricted Stock Option Plan (the "Plan"), under which 50,000 shares have been reserved for issuance; and

      4. To transact such other business as may properly come before the Meeting or any adjournments thereof.

      Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 31, 1999, as the record date for determination of the stockholders entitled to vote at the Meeting and any adjournments thereof.

      You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person or if you revoke the proxy prior to the Meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                           By /s/ ROBERT J. MCKAY
                                             ----------------------
                                              ROBERT J. MCKAY
                                              SECRETARY
Nantucket, Massachusetts
April 20, 1999

IMPORTANT: THE PROMPT RETURN OF YOUR PROXY WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO OBTAIN A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                            HOME PORT BANCORP, INC.
                              104 PLEASANT STREET
                         NANTUCKET, MASSACHUSETTS 02554
                                 (508) 228-0580

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Home Port Bancorp, Inc. (hereinafter called the "Corporation"), the holding company of Nantucket Bank (hereinafter called the "Bank"), to be used at the Annual Meeting of Stockholders of the Corporation (hereinafter called the "Meeting") which will be held at the Harbor House, South Beach Street, Nantucket, Massachusetts, on Friday, May 17, 1999 at 10:00 a.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about April 20, 1999.

                              REVOCATION OF PROXIES

      Any stockholder who executes a proxy retains the right to revoke it at any time prior to the Meeting. Unless revoked, the shares represented by such a proxy will be voted at the Meeting and all adjournments thereof. A proxy may be revoked by sending written notice prior to the Meeting to the Secretary of the Corporation at the address shown above or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy given by a stockholder will not be voted if the stockholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted for the nominees for Directors set forth below and for the ratification of the selection of KPMG Peat Marwick LLP as the Corporation's auditors for the fiscal year 1999. The form of proxy confers discretionary authority on the persons named therein to vote on all matters which properly come before the Meeting to the fullest extent permitted by applicable laws and regulations. The Board of Directors is not aware of any other business that may come before the Meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      Stockholders of record as of the close of business on March 31, 1999 are entitled to one vote for each share then held. On that date, the Corporation had 1,841,890 shares of common stock issued and outstanding (the "Common Stock").

      The following table sets forth, as of March 21, 1998, the shares of Common Stock beneficially owned by each Director of the Corporation, each executive officer named in the Summary Compensation Table, all executive officers and Directors as a group, and each person who was the beneficial owner of more than 5% of the Corporation's Common Stock, based on information supplied by its transfer agent and filings made with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Exchange Act.

 Name and Address                          Amount and Nature of             Percent of Shares of
of Beneficial Owners                     Beneficial Ownership (1)         Common Stock Outstanding
--------------------                     ------------------------         ------------------------
Karl L. Meyer                                  178,750 (2)                           9.70%
Director, President and CEO
60 Arch Street
Greenwich, CT 06830

William P. Hourihan, Jr.                        28,328 (3)                           1.54%
Director and Senior Vice President
16 Hawthorne Lane
Nantucket, MA 02554

Philip W. Read                                   3,548 (4)                              *
Director
14 Sherburne Turnpike
Nantucket, MA 02554-3422

Charles F. DiGiovanna                           19,900 (5)                           1.08%
Director
170 Dolphin Cove Quay
Stamford, CT 06902

Charles H. Jones, Jr.                          112,000 (6)                           6.08%
Director
1801 South Flagler Drive
West Palm Beach, FL 33401

Robert A. Trevisani                             20,975 (7)                           1.14%
Director
45 Cliff Road
Weston, MA 02493

Robert J. McKay                                  8,700 (8)                              *
Director and Secretary
7 Stanwich Road
Greenwich, CT 06830

 Name and Address                          Amount and Nature of             Percent of Shares of
of Beneficial Owners                     Beneficial Ownership (1)         Common Stock Outstanding
--------------------                     ------------------------         ------------------------
John M. Sweeney                                  1,100                                  *
Treasurer & Chief Financial Officer
100 Old South Road
Nantucket, MA 02554
                                               -------                              -----
All Executive Officers and                     373,301                              20.27%
Directors as a group (8 persons)

Ruane, Cunniff & Co., Inc. (9)                  96,950                               5.32%
1370 Avenue of the Americas
New York, NY 10014

Edge Partners, L.P. (9)                        110,000                               5.97%
P.O. Box 7511
1129 Broad Street
Shrewsbury, NY 07702

The Employees Retirement (9)                    78,000                               4.24%
Plan of Consolidated
Electrical Distributors, Inc.
1516 Pontius Avenue
Los Angeles, CA 90025

* = less than 1%

-----------------------------
(1) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes certain shares of Common Stock owned by Mr. Meyer jointly with his spouse, or by Mr. Meyer as a custodian or trustee for his children, over which shares Mr. Meyer effectively exercises sole or shared voting and investment power.

(3)   Includes 2,731 shares of Common Stock owned by Mr. Hourihan's spouse.

(4) Includes an aggregate of 2,000 shares of Common Stock issuable upon the exercise of a stock option. Excludes 3,000 shares of Common Stock issuable the exercise of stock options that have not yet vested.

(5) Includes an aggregate of 2,000 shares of Common Stock issuable upon the exercise of a stock option. Excludes 3,000 shares of Common Stock issuable the exercise of stock options that have not yet vested.

(6) Includes an aggregate of 2,000 shares of Common Stock issuable upon the exercise of a stock option. Excludes 3,000 shares of Common Stock issuable the exercise of stock options that have not yet vested. Includes an aggregate of 110,000 shares of Common Stock that are owned by Edge Partners, L.P., a partnership in which Mr. Jones is Managing Partner.

(7) Includes 8,000 shares held by Commonwealth Charitable Fund, Inc. ("CCF"), of which Mr. Trevisani is the President and a Director. Mr. Trevisani has voting control over CCF's shares, but disclaims any beneficial ownership in them. Also includes 700 shares held jointly by Mr. Trevisani with his mother, over which he exercises voting control but disclaims any beneficial interest therein.

(8) Includes an aggregate of 2,000 shares of Common Stock issuable upon the exercise of a stock option. Excludes 3,000 shares of Common Stock issuable the exercise of stock options that have not yet vested. Does not include 5,300 shares of Common Stock owned by Mr. McKay's spouse, in which Mr. McKay disclaims beneficial ownership.

(9) Based solely on filings made by the person, entity or group with the Securities and Exchange Commission.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The Corporation's Board of Directors is currently composed of seven members. The Corporation's Certificate of Incorporation provides for three classes of Directors to be elected for terms of three years, approximately one third of whom are to be elected annually.

      Two Class III Directors will be elected at the Annual Meeting, each to serve for a three year period or until their respective successors have been elected and qualified. The Board of Directors has nominated to serve as Class III Directors Charles F. DiGiovanna, Philip W. Read, each of whom is currently a member of the Board. The Directors recommend a vote "FOR" the nominees for Class III Directors. It is intended that the persons named in the proxies solicited by the Board will vote "FOR" the election of the named nominees unless contrary instruction is given. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

      The following table sets forth for each nominee, and for each Director continuing in office, his name, age, and the year of expiration of his proposed or current term as a Director.

      The Certificate of Incorporation does not provide for cumulative voting, and a simple majority of the shares present, entitled to vote and voting in person or by proxy may elect Directors.

                                                       YEAR
                                                       FIRST                  CURRENT                POSITION
                                                      ELECTED                 TERM TO                  WITH
NAME                            AGE                  DIRECTOR                 EXPIRE                CORPORATION
----                            ---                  --------                 ------                -----------
                                       BOARD NOMINEES FOR TERM TO EXPIRE IN 2002
                                       -----------------------------------------
                                                      CLASS III
                                                      ---------
Charles F. DiGiovanna           58                     1992                   1999
Philip W. Read                  62                     1987                   1999               Chairman of the Board
of the Bank

                                                        YEAR
                                                       FIRST                  CURRENT                POSITION
                                                      ELECTED                 TERM TO                  WITH
NAME                            AGE                  DIRECTOR                 EXPIRE                CORPORATION
----                            ---                  --------                 ------                -----------
                                             DIRECTORS CONTINUING IN OFFICE
                                             ------------------------------
                                                       CLASS I
                                                       -------
William P. Hourihan, Jr.        51                     1987                   2000               Senior Vice President and
Director and President &
C.E.O. of the Bank
Karl L. Meyer                   61                     1991                   2000               Chief Executive Officer,
Chairman and President

                                                       CLASS II
                                                       --------
Charles H. Jones, Jr.           65                     1992                   2001
Robert A. Trevisani             65                     1999                   2001*
Robert J. McKay                 66                     1992                   2001               Secretary

*Mr. Trevisani was elected by the Board as a Class II Director as of February 3, 1999 to fill the vacancy created by the resignation of Daniel D. McCarthy as a Class II Director effective March 1, 1999.
      The principal occupation of each nominee and Director of the Corporation for the last five years is set forth below.

      Charles F. DiGiovanna is a private investor. From 1991 to 1998, Mr. DiGiovanna was the President and CEO of Continental Plastic Container, Inc., a plastic container manufacturer. From 1990 to 1991, Mr. DiGiovanna served as President of Consulting C.F.D., Inc., a market consulting company. From 1985 to 1989, Mr. DiGiovanna served as President of Darom Corporation, a telecommunications company.

      William P. Hourihan, Jr. has been employed by the Bank since 1971. Since October 2, 1992, he has served as President of the Bank, in which capacity he is responsible for overseeing the Banks operations.

      Charles H. Jones, Jr. has been Managing Partner of Edge Partners L.P., an investment company, since 1987.

      Robert J. McKay has been a principal of R.J. McKay & Associates, a management consulting firm, since 1968.

      Karl L. Meyer is a private investor. Mr. Meyer has served as Chairman of the Board, Chief Executive Officer and President of the Corporation since July, 1992. Mr. Meyer also serves as managing director of Diogenes Management Company, a company which provides investment advisory services to Diogenes Investments, Ltd., a company which invests in a wide range of transactions in the tanker shipping industry. From 1986 to 1989, Mr. Meyer was the Chairman of the Board and Chief Executive Officer of Marine Transport Lines, Inc., a commercial shipping company.

      Philip W. Read has served as the President, General Manager and an owner of Jared Coffin House, Inc., an inn and restaurant located on Nantucket, since 1966.

      Robert A. Trevisani has been a partner with the law firm of Gadsby & Hannah since 1966. Mr. Trevisani also serves as President of the Commonwealth Charitable Fund, Inc., a non-profit organization that promotes education by assisting qualified students with tuition grants. He is an Adjunct Professor of Law at the Boston College Law School since 1997 and served as Adjunct Professor of Law at the Boston University Graduate School of Law from 1972 to 1996.

                Meetings and Committees of the Board of Directors

      The Board of Directors of the Corporation conducts its business through meetings of the Board and its various committees. During the year ended December 31, 1998, the Board of Directors held five (5) meetings. No current Director of the Corporation attended fewer than 75% of the combined total meetings of the Board of Directors and of each committee on which such Board member served during this period.

      The Corporation has an Executive Committee which consisted of Directors Meyer, McCarthy and Read. Commencing March 1, 1999, the Executive Committee will consist of Directors Meyer, DiGiovanna and Read. The Executive Committee meets as necessary, when the full Board of Directors is unable to meet, and exercises general control and supervision of all matters pertaining to the interests of the Corporation, subject to the direction of the Board of Directors. All actions taken by the Executive Committee are reviewed and ratified by the full Board of Directors at the next regular Board meeting. The Executive Committee held two
(2) meetings during the year ended December 31, 1998.

      The Corporation has an Audit Committee which consisted of Directors McCarthy, McKay and Read. Commencing March 1, 1999, the Audit Committee will consist of Directors McKay, Read and Trevisani. The Audit Committee meets a minimum of five (5) times per year to review internal financial reports prepared by the management of the Corporation and the Bank and financial and auditing reports of the independent auditors. This committee held six (6) meetings during the year ended December 31, 1998.

      The Corporation has a Nominating Committee which consisted of Directors Jones, DiGiovanna and Hourihan. Commencing March 1, 1999, the Nominating Committee will consist of Directors Trevisani, Jones and Houriha. The Nominating Committee meets at least once per year to formulate a slate of Directors for presentation for election at the annual meeting. The Nominating Committee will consider all nominees for election to the Board of Directors recommended to it by stockholders. Stockholders may directly make nominations for the election of directors by complying with the procedures set forth in Article XI of the Certificate of Incorporation of the Corporation. The Nominating Committee met once during 1998 to nominate the Directors to be voted on at the Meeting.

      The Corporation has a Compensation Committee which consisted of Directors DiGiovanna, Read and Hourihan. Commencing March 1, 1999, the Compensation Committee will consist of Directors McKay, DiGiovanna and Jones for the calendar year 1999. The Compensation Committee meets at least twice during the year to review the compensation of the Bank's six most highly compensated officers, any incentive bonus plans offered by the Bank and any changes in the Bank's benefit plans. This committee held four (4) meeting during the year ended December 31, 1998.
                             DIRECTORS' COMPENSATION

      Each Director of the Corporation, except for Mr. Meyer and Mr. Hourihan, is paid an annual retainer of $7,500 and receives $1,500 for each Board of Directors meeting attended. Members of the Executive, Nominating, and Audit Committees, except Messrs. Meyer and Hourihan, receive $750 for each committee meeting attended.
Mr. Meyer is paid $1,000 monthly against office expenses.

      Effective May 1, 1998 the Corporation's Board of Directors adopted the Home Port Bancorp, Inc. Directors Restricted Stock Option Plan ("Plan"). The Plan authorizes the grant of non-qualified stock options to "Participants", who are defined as Directors of the Corporation, but who are not employees or paid consultants. The Plan is administered by the Corporation's Compensation Committee, which must include at least two non-employee members of the Corporation's Board of Directors. A total of 50,000 shares of the Corporation's Common Stock ("Common Stock") have been reserved for issuance under the Plan(the Plan was amended in March of 1999 to increase the number of options reserved under the Plan from 25,000 to 50,000 shares of Common Stock and certain other non-material amendments). Options are granted pursuant to a formula. The formula provides that each incumbent member of the Corporation's Board of Directors be offered a grant of options to purchase up to 5,000 shares of Common Stock, 20% of which vest upon grant, with the remainder vesting ratably over the next four years. Options are to be exercised at a price equal to fair market value on the date of grant, calculated by averaging the bid and ask price of the Common Stock over the twenty trading days prior to the date of the grant. Options expire ten years from the date of grant. In the event of a change of control, as defined in the Plan, all options granted under the Plan shall immediately become fully vested.

      As of December 31, 1998, options to purchase 25,000 shares of Common Stock were outstanding, of which 5,000 shares were vested. Stock option plan activity is summarized in the following table:

                                                                                          WEIGHTED
                                      SHARES UNDER                OPTION                   AVERAGE
                                         OPTION                   PRICES               EXERCISE PRICE
                                         ------                   ------               --------------
Balance December 31, 1997                   --                      --                       --
   Granted                                25,000                  $26.474                  $26.47
   Exercised                                --                      --                       --
   Cancelled                                --                      --                       --
                                          ------                  -------                  -------
Balance December 31, 1998                 25,000                  $26.474                  $26.474

                             EXECUTIVE COMPENSATION

      The following table sets forth for the fiscal years ended December 31, 1998, 1997 and 1996, certain information as to the compensation earned by the Chief Executive Officer of the Corporation and the sole executive officer who earned total salary and bonus in excess of $100,000 during the year ended December 31, 1998 for services in all capacities to the Corporation and the Bank.


                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION
NAME AND PRINCIPAL POSITION                              YEAR                  SALARY
---------------------------                              ----           -------------------
Karl L. Meyer.                                           1998                 $101,667
  Chairman, Chief Executive Officer                      1997                 $ 65,000
  and President                                          1996                 $ 65,000

William P. Hourihan, Jr.                                 1998                 $161,858
  Senior Vice President, and Director                    1997                 $160,493
  and President of the Bank                              1996                 $119,946

-----------------------------
      On May 1, 1998 the Corporation entered into a Consulting Agreement ("Agreement") with the Chairman of the Board of Directors ("Chairman"), who also holds the titles of President and Chief Executive Officer. The terms of the Agreement stipulate that the Chairman shall provide consulting services to the Corporation in his capacity as President, Chief Executive Officer and Chairman of the Board of Directors for a three year term commencing May 1, 1998 and ending on April 30, 2001. The term shall automatically be extended for a one-year period beyond the then effective expiration date on May 1 of each year commencing on May 1, 1999 unless the Corporation notifies the Chairman of its intention not to continue the Agreement. The Chairman shall receive an annual consulting fee of $120,000, an annual reimbursement of $12,000 for office expenses and direct reimbursement of all other reasonable business expenses. This Agreement may be terminated by the Board of Directors at any time for cause. Should certain events constituting a change in control occur, the Corporation shall pay the Chairman a lump sum payment consisting of the aggregate amount payable under the Agreement had he continued to provide services for the remainder of the term of the Agreement.

                       Report of Compensation Committee

      The Compensation Committee, composed of Messrs. DiGiovanna, Read and Hourihan in fiscal 1998, is responsible for establishing the policies that govern base salary, as well as short and long-term incentives for the Corporation's senior management team.

      The Committee believes that the primary objectives of the Corporation's compensation policies are to attract and retain a management team that can effectively implement and execute the Corporation's strategic business plan. These compensation policies include (i) an overall management compensation program that is competitive; (ii) short-term bonus incentives for management to meet the Corporation's net income performance goals; and (iii) long-term incentive compensation for Directors in the form of stock options which will encourage the Board to continue to focus on stockholder return.

      The Committee's goal is to use compensation policies to closely align the interests of management, including attainment of certain short-term performance goals, with the interests of stockholders in building long-term value for the Corporation's stockholders. The Committee will review its compensation policies from time to time in order to determine the reasonableness of the Corporation's compensation programs and take into account factors which are unique to the Corporation.

      Compensation of the Chief Executive Officer. The Compensation Committee has reviewed and approved the annual compensation of Karl L. Meyer, the Chairman as well as President and Chief Executive Officer of the Corporation. The Chairman receives an annual consulting fee of $120,000, an annual reimbursement of $12,000 for office expenses and direct reimbursement of all other reasonable business expenses under the terms of a Consulting Agreement dated May 1, 1998. The Board and Committee are of the opinion that the level of effort, commitment and solid leadership consistently provided by Mr. Meyer in fulfillment of his functions as Chairman of the Board and Chief Executive Officer of the Corporation clearly indicate the reasonableness of the compensation paid for his services.

      Stock Option Grants. In examining stock option and equity incentive plans typically provided to Directors and senior management in publicly held corporations, the Compensation Committee determined that the Corporation should provide additional equity incentives to its Directors. These options were issued in recognition of the performance of the Board to date in improving the Corporation's financial position and establishing important strategic relationships. The Committee also believes that the granting of stock options is a valuable incentive tool for the Board to continue to focus on realizing strategic goals and in building value for all stockholders. Most of the option grants vest over a multi-year period.

                          1998 Compensation Committee:

                              Charles F. DiGiovanna
                              William P. Hourihan, Jr.
                              Philip W. Read

           Compensation Committee Interlocks and Insider Participation

      Charles F. DiGiovanna, William P. Hourihan, Jr. and Philip W. Read served as members of the Compensation Committee during 1998. Mr. DiGiovanna has not been an officer or employee of either the Corporation or the Bank at any time. Mr. Read has not been an officer or employee of the Corporation at any time. He is Chairman of the Board of Directors of the Bank. As such, he is entitled to the receipt of standard compensation for these duties and as a member of certain Bank committees. Mr. Hourihan is President and Chief Executive Officer of the Bank. He does not participate in deliberations concerning his own compensation or benefits. No person serving on the Board of Directors is an executive officer of another entity of which an executive officer of the Corporation serves on the board of directors or on that entity's compensation committee.

                                Performance Graph

      The following graph compares the cumulative total stockholder return (assuming reinvestment of dividends) from investing $100 on December 31, 1993 and plotted on a quarterly basis for each fiscal year, in each of the Corporation's Common Stock, the KBW New England Bank Index, and the Standard & Poor's 500 Index.

                      COMPARE CUMULATIVE TOTAL RETURN AMONG
      HOMEPORT BANCORP, INC., KBW NEW ENGLAND BANK INDEX AND S&P 500 INDEX

                                                                             Period Ending
                                           ---------------------------------------------------------------------------------
                                           12/31/93       12/31/94       12/31/95      12/31/96      12/31/97       12/31/98
                                           ---------------------------------------------------------------------------------
Home Port Bancorp, Inc.                    $100.00        $118.48        $147.97       $217.71       $317.21        $347.46
S&P500                                      100.00         101.36         139.31        171.21        228.26         293.36
KBWNew England Bank Index                   100.00         100.67         157.13        217.03        373.11         344.79

                 RELATIONSHIPS AND TRANSACTIONS WITH THE COMPANY

      The Bank makes and has made loans to certain of its Directors and officers, one of whom is also a Director of the Corporation, or to persons or business entities affiliated with them. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. Management believes that such loans do not involve more than the normal risk of collectibility or present other unfavorable features. Loans or other extensions of credit to Directors, principle officers, including their related interests, exceeding $50,000 are approved by the Bank's Board of Directors. In accordance with Massachusetts law, these loans are reported annually to the Massachusetts Commissioner of Banks.

                               EXECUTIVE OFFICERS

      The principal occupation of each executive officer of the Corporation for the last five years is set forth below.

      William P. Hourihan, Jr., 51, has been employed by the Bank since 1971. Since October 2, 1992, he has served as President of the Bank, in which capacity he is responsible for overseeing the Bank's operations.

      Robert J. McKay, 66, has been a principal of Robert J. McKay Associates, a management consulting firm, since 1968.

      Karl L. Meyer, 61, is a private investor. Mr. Meyer has served as Chairman of the Board, Chief Executive Officer and President of the Corporation since July, 1992. Mr. Meyer also serves as managing director of Diogenes Management Company, a company which provides investment advisory services to Diogenes Investments, Ltd., a company which invests in a wide range of transactions in the tanker shipping industry. From 1986 to 1989, Mr. Meyer was the Chairman of the Board and Chief Executive Officer of Marine Transport Lines, Inc., a commercial shipping company.

      John M. Sweeney, 43, has served as Treasurer and Chief Financial Officer of the Corporation, and Senior Vice President and Chief Financial Officer of the Bank, since September 1995. From January 1995 to August 1995, Mr. Sweeney served as Vice President of Citizens Bank of Massachusetts. From May 1989 to January 1995, Mr. Sweeney was Vice President and Controller of Quincy Savings Bank.

           PROPOSAL 2 - RATIFICATION OF CHOICE OF INDEPENDENT AUDITORS


      The Board of Directors has selected KPMG Peat Marwick LLP, independent auditors, to audit the financial statements of the Corporation for the 1999 fiscal year. In accordance with a resolution of the Board of Directors, this selection is being presented to the stockholders for ratification at the Meeting.

      KPMG Peat Marwick LLP has no direct or indirect material financial interest in the Corporation or the Bank. Representatives of KPMG Peat Marwick LLP are expected to be present at the Meeting and will be given the opportunity to make a statement on behalf of KPMG Peat Marwick LLP if they so desire. The representatives also will be available to respond to questions raised by those in attendance at the Meeting.

      Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise. Ratification by the stockholders is not required. If the proposal is not approved by the stockholders, the Board of Directors will not change the appointment for fiscal 1999, but will consider the stockholder vote in appointing auditors for fiscal 2000. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2.

   PROPOSAL NO. 3 - PROPOSAL TO APPROVE THE CORPORATION'S DIRECTORS RESTRICTED
                               STOCK OPTION PLAN

      On April 27, 1998 the Board of Directors proposed and approved the Plan that provides for the granting to Directors, who are not consultants or employees of the Corporation, options to purchase up to 50,000 shares of the Corporation's Common Stock. The Plan was amended in March of 1999 to increase the number of options reserved under the Plan from 25,000 to 50,000 and certain other non-material amendments. The Board of Directors believes that the 50,000 shares reserved under the Plan will be needed in the foreseeable future in order to attract, keep and motivate key persons.

THE PLAN

      Options under the Plan are "non-qualified" options and do not qualify as "incentive stock options" as provided under Section 422 of the Internal Revenue Code of 1986, as amended. The options may be issued to Directors, who are not employees or paid consultants under a written consulting agreement with the Corporation or its subsidiaries ("Participants). The Plan is administered by the Compensation Committee of the Board of Directors. Their duties involve determining those individuals who shall receive options, the time period during which the options may be partially or fully exercised, the number of shares of Common Stock that may be purchased under each option, and the option price. Options are granted pursuant to a formula. The formula provides that each incumbent member of the Corporation's Board of Directors be offered a grant of options to purchase up to 5,000 shares of Common Stock, 20% of which vest upon grant, with the remainder vesting ratably over the next four years. Options are to be exercised at a price equal to fair market value on the date of grant, calculated by averaging the bid and ask price of the Common Stock over the twenty trading days prior to the date of the grant. The Committee may grant options outside the terms of the formula but in such event no member of the Committee is eligible to participate in such grants.

      No stock option may be transferred by a Participant other than by will or the laws of descent and distribution, and during the lifetime of Participant, the option will be exercisable only by the Participant. If Participant ceases to be a Director of the Corporation, all options that have not vested shall be cancelled immediately, unless otherwise determined by the Board of Directors or the Committee. If a Participant ceases to be a Director of the Corporation , his or her options may be exercised, to the extent of the number of shares which are vested on such date, no later than thirty-six months after the Participant ceases to be a member of the Board. Options under the Plan must be granted within ten years from the effective date of the Plan. The term during which options may be exercised is determined by the Committee but in no event may it exceed ten years beyond the date of grant. Any unexercised options that expire or that terminate when a Participant ceases to be a member of the Board of the Corporation become available once again for issuance. In the event of a change of control, as defined in the Plan, all options granted under the Plan shall immediately become fully vested.

FEDERAL INCOME TAX CONSEQUENCES

      Under the Plan, no tax obligation will arise for the Participant or the Corporation upon the granting of non-qualified stock options whose exercise price is equal to or greater than fair market value. Upon exercise of a non-qualified stock option, an optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value on the date of exercise of the stock acquired over the exercise price of the option. Thereupon, the Corporation will be entitled to a tax deduction (as a compensation expense) in an amount equal to the ordinary income recognized by the Participant. Any additional gain or loss realized by an optionee on disposition of the stock generally will be capital gain or loss to the optionee and will not result in any additional tax deduction.

EFFECT OF STOCKHOLDER APPROVAL

      Pursuant to the terms of the Plan, if the Plan is not approved by the stockholders at the Meeting, all option grants under the Plan will be of no force or effect. Subsequent to May 1, 1998, the Corporation's Compensation Committee of the Board of Directors has approved the granting of options to purchase up to 25,000 shares of Common Stock under the Plan at an exercise price determined using the formula set forth in "The Plan" above, to the following
Directors:

Name of                                 Number
Director                               of Shares
--------                               ---------
Philip W. Read                           5,000
Charles H. Jones, Jr.                    5,000
Charles F. DiGiovanna                    5,000
Robert J. McKay                          5,000
Daniel D. McCarthy                       5,000

RECOMMENDATION AND VOTE

      APPROVAL OF THE PLAN REQUIRES A MAJORITY VOTE OF THE COMMON STOCK VOTING TOGETHER AS A SINGLE CLASS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSAL 3.

                                VOTING PROCEDURES

      This proxy statement and the accompanying proxy card are being mailed to stockholders commencing on or about April 20, 1999. The accompanying proxy is solicited by the Board of Directors of Home Port Bancorp, Inc. (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on May 17, 1999, and any adjournment or adjournments thereof.

      When a proxy is returned properly signed, the shares represented thereby will be voted by the persons named as proxies in accordance with the stockholder's directions. You are urged to specify your choices on the enclosed proxy card. If a proxy is signed and returned without specifying choices, the shares will be voted "FOR" Proposals 1, 2 and 3, and in the discretion of the persons named as proxies in the manner they believe to be in the best interests of the Corporation as to other matters that may properly come before the meeting. A stockholder giving a proxy may revoke it at any time before it is voted at the Meeting by written notice to the Corporation, by oral notice to the Secretary at the meeting or by submitting a later dated proxy.

      Each outstanding share of the Corporation's Common Stock is entitled to one (1) vote.

      Shares represented by all proxies received, including proxies that withhold authority for the election of directors and/or abstain from voting on Proposal 2 and 3 as well as "broker non-votes", discussed below, count toward establishing the presence of a quorum. Under the By-laws of the Corporation, one-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, constitutes a quorum.

      Assuming the presence of a quorum, Directors of the Corporation are elected by a majority vote of the shares of Common Stock present in person or represented by proxy and voting in the election of Directors. Shares may be voted for or withheld from each nominee for election as a Director. Shares for which the vote is withheld and "broker non-votes" will be excluded entirely and will have no effect on the election of Directors of the Corporation.

      Assuming the presence of a quorum, Proposal 2 must be approved by affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Shares represented by proxies which are marked "abstain" for Proposal 2 on the proxy card and proxies which are marked to deny discretionary authority on other matters will not be included in the vote totals for this item and, therefore, will have no effect on the vote.

      Assuming the presence of a quorum, Proposal 3 must be approved by affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy and voting on the matter. Shares represented by proxies which are marked "abstain" for Proposal 3 on the proxy card and proxies which are marked to deny discretionary authority on other matters will not be included in the vote totals for this item and, therefore, will have no effect on the vote.

      Under applicable rules, brokers who hold shares of the Corporation's Common Stock in street name have the authority to vote the shares in the broker's discretion on "routine" matters if they have not received specific instructions from the beneficial owner of the shares. Proposal 1, the uncontested election of directors, and Proposal 2, the ratification of independent auditors, are "routine" matters for this purpose. If a broker holding shares in street name submits a proxy card on which the broker physically lines out the matter (whether it is "routine" or "non-routine") that action is called a "broker non-vote" as to that matter. Broker "non-votes" with respect to "routine" matters such as Proposals 1 and 2 on the agenda for this Meeting are not counted in determining the number of votes cast with respect to the matter. If a broker submits a proxy but does not indicate a specific choice on a "routine" matter, the shares will be voted as specified in the proxy card. At this Meeting of the Corporation's stockholders, shares represented by such proxy card would be voted for the election of the director nominees and for the ratification of the independent accountants.

      The Board of Directors has fixed March 31, 1999, as the record date for the meeting. Only stockholders of record on the record date are entitled to notice of and to vote at the Meeting. On the record date, there were 1,841,890 shares of Common Stock (each of which is entitled to one vote) of the Corporation issued and outstanding. The holders of Common Stock do not have cumulative voting rights.

                                  MISCELLANEOUS

      The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of Common Stock. In addition to solicitations by mail, Directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation. The Corporation has retained Innisfree M & A Incorporated to assist in the solicitation of proxies at a cost not to exceed $6,000 plus reimbursement of certain related expenses.

      The Corporation's Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record concurrently with this Proxy Statement. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

      Compliance with Section 16(a) of the Exchange Act. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Corporation with respect to its most recent fiscal year, and any written representation from reporting persons that no Form 5 is required, the Corporation hereby reports that there were no delinquent filings under Section 16(a) of the Exchange Act during the fiscal year ended December 31, 1998 except for the following: Mr. Meyer filed a Form 5 on February 16, 1999 rather than by the statutory due date of February 15, 1999.

                              STOCKHOLDER PROPOSALS


      In order to be eligible for inclusion in the Corporation's proxy materials for next year's annual meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at 104 Pleasant Street, Nantucket, Massachusetts 02554, no later than December 23, 1999. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.


                                    FORM 10-K


      A COPY OF THE CORPORATION'S FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, HOME PORT BANCORP, INC., 104 PLEASANT STREET, P.O. BOX 988, NANTUCKET, MASSACHUSETTS 02554.

                                 REVOCABLE PROXY
                             HOME PORT BANCORP, INC.

        [ X ] PLEASE MARK VOTES AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 1999
           This Proxy is solicited on behalf of the Board of Directors

      The undersigned hereby appoints Charles H. Jones, Jr. and Robert J. McKay, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated herein all the shares of Common Stock of Home Port Bancorp, Inc. held of record by the undersigned on March 31, 1999, at the Annual Meeting of Stockholders to be held on May 17, 1999 or any adjournment or adjournments thereof.

1.         Election of Class III Directors:

           Charles F. DiGiovanna
           Philip Read

INSTRUCTION:To withhold authority to vote for any individual nominee, mark "Except"and write that nominee's name in the space provided below.

2. Ratification of selection of KPMG Peat Marwick LLP as independent auditors for the fiscal year 1999:

          [   ] For      [   ] Withhold      [   ]  Except

3.         Approval of the Home Port Bancorp,  Inc.  Directors  Restricted Stock
           Option Plan:

          [   ] For      [   ] Withhold      [   ]  Except

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

           This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" Proposals 1, 2 and 3.

                         Please be sure to sign and date
                          this Proxy in the box below.

                   ________________________________________
                                     Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

    Detach above card, sign, date and mail in postage paid envelope provided.

                             HOME PORT BANCORP, INC.

  Please sign exactly as your name appears on this card. When shares are held as joint tenants, both tenants should sign. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE &MAIL YOUR PROXY CARD TODAY